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             [LETTERHEAD OF GLAST, PHILLIPS & MURRAY APPEARS HERE]

                                                                     Exhibit 5.1

                                 June 3, 1997

Greenbriar Corporation
4265 Kellway Circle
Addison, Texas 75244

        Re: Form S-4 Registration Statement relating to the registration of 4,000,000 shares of common stock, $0.01 par value, of Greenbriar Corporation

Gentlemen:

        We are acting as counsel for Greenbriar Corporation, a Nevada corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form S-4 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of 4,000,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock").

        In that connection, we have examined the Form S-4 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

        We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals, thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration equal to less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under Chapter 78 of the Nevada Revised Statutes.

        Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described
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Greenbriar Corporation
June 3, 1997
Page 2

in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

        This opinion is limited in all respects to the laws of the State of Texas and the United Sattes of America and Chapter 78 of the Nevada Revised Statutes.

        This opinion may be filed as an exhibit to the Registration Statement.


                                        Sincerely,

                                        /s/ Glast, Phillips & Murray, P.C.

                                        GLAST, PHILLIPS & MURRAY, P.C.

MDP/ds